Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form F-3(No. 333-231964) of Platinum Group Metals Ltd. of our report dated November 25, 2020 relating to the financial statements of Platinum Group Metals Ltd., which appears in Platinum Group Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia, Canada
November 25, 2020